Exhibit 23.4

Consent of Independent Registered Public Accounting Firm

    We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-283381) of SL Green Operating Partnership, L.P. and in the related Prospectus of our report dated February 23, 2024, with respect to the consolidated financial statements of SL Green Operating Partnership, L.P. included in this Amendment No. 1 to the Annual Report (Form 10-K/A) for the year ended December 31, 2024.

/s/ Ernst & Young LLP
New York, New York
April 17, 2025